UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2004

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6312 S. Fiddlers Green Circle Suite 200N Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

Former name or former address, if changed since last report

Item 8.01 OTHER EVENTS

Public Offering of Common Stock

On August 17, 2004, Robin Gourmet Burgers, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wachovia Capital Markets LLC (the “Underwriter”), in connection with the sale of 1,937,543 shares of its common stock held by RR Investors, LLC and RR Investors II, LLC (the “Selling Stockholders”). The offering is being made from a shelf registration statement that became effective on June 3, 2004. The Company will not receive any of the proceeds from this offering. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is being incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated August 17, 2004, by and among the Company, the Selling Stockholders and the Underwriter

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC., a Delaware corporation

	By:	/s/ James P. McCloskey
Date: August 23, 2004		Chief Financial Officer